Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement of Cyalume Technologies Holdings, Inc. on Form S-1 (File No. 333-157827), of our report dated March 19, 2010, relating to the consolidated financial statements of Cyalume Technologies Holdings, Inc. as of December 31, 2009 and 2008 and for the years then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CCR LLP
Glastonbury, Connecticut
April 7, 2010